UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2021

DEERFIELD HEALTHCARE TECHNOLOGY

ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 37th Floor New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 551-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	DFHTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DFHT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DFHTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on July 21, 2020, the outstanding warrants to purchase common stock (the “Warrants”) of Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (the “Company,” “we,” “us,” or “our”), were accounted for as equity within our balance sheet. After discussion and evaluation, including with our independent registered public accounting firm and the Audit Committee of our Board of Directors, and taking into consideration the SEC Staff Statement, we have concluded that the Warrants should be presented as liabilities with subsequent fair value remeasurement.

As a result of the foregoing, on April 26, 2021, the Audit Committee, in consultation with the Company’s management, concluded that its previously issued financial statements for the periods beginning with the period from May 8, 2020 (date of inception) through December 31, 2020 (collectively, the “Affected Periods”) should be restated because of a misapplication of the guidance around accounting for the Warrants and should no longer be relied upon.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. In light of the SEC Staff’s published views, we reassessed our accounting for the Warrants issued on July 21, 2020. Based on this reassessment, we determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in our statement of operations each reporting period.

As a result, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Affected Periods. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm on the financial statements as of December 31, 2020 and for the period from May 8, 2020 (date of inception) through December 31, 2020, and the stockholder communications, investor presentations or other communications describing relevant portions of our financial statements for the periods that need to be restated should no longer be relied upon. Concurrently with this filing, the Company is filing Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2020 that restates (i) our audited financial statements as of, and for the period from May 8, 2020 (date of inception) to December 31, 2020 and (ii) our unaudited interim financial statements as of, and for the quarterly period ended September 30, 2020.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

Dated: April 27, 2021	By:	/s/ Christopher Wolfe
Christopher Wolfe
Chief Financial Officer

3